Exhibit 5.2

January 8, 2021

VW Credit Leasing, Ltd.

190 South LaSalle Street, 7th Floor

Mail Code MK-IL-SL7M

Chicago, Illinois 60603

Re:	VW Credit Leasing, Ltd.

Ladies and Gentlemen:

We have acted as special Delaware counsel to VW Credit Leasing, Ltd., a Delaware statutory trust (the “Trust”), in connection with the transactions contemplated by the Trust Agreement, dated as of June 2, 1999 (the “Origination Trust Agreement”), by and among VW Credit, Inc. (“VCI”), as Settlor and Initial Beneficiary, U.S. Bank National Association, a national banking association (“U.S. Bank”), as successor in interest to U.S. Bank Trust National Association, as UTI Trustee (the ‘UTI Trustee”) and Administrative Trustee (the “Administrative Trustee”), and Wilmington Trust Company, as Delaware Trustee. This opinion is being delivered pursuant to your request. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Trust Agreement.

We have examined originals or copies of the following documents:

(a)

The Origination Trust Agreement attached as Exhibit 10.4 to the Registration Statement on Form SF-3 (Registration No. 333-249906) filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2020 (the “Initial Registration Statement”), as amended by the Amendment No. 1 to the Initial Registration Statement to be filed on or about January 8, 2021 (the “Amendment No. 1”) (incorporating by reference such agreement as Exhibit 10.5 to the Registration Statement on Form S-3, Registration No. 333-185282, filed with the SEC on December 5, 2012) (the “Registration Statement”);

VW Credit Leasing, Ltd.

January 8, 2021

(b)

A certified copy of the Certificate of Trust of the Trust, dated June 1, 1999 (the “Certificate of Trust”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 2, 1999;

(c)

A form of Transaction SUBI Supplement 20[__]-[__] to Origination Trust Agreement (the “SUBI Supplement” and together with the Origination Trust Agreement, the “Trust Agreement”), attached as Exhibit 10.5 to Amendment No. 1;

(d)	A form of Transaction SUBI Certificate (the “SUBI Certificate”) attached to the SUBI Supplement; and

(e)	A Certificate of Good Standing for the Trust, dated January 8, 2021, obtained from the Secretary of State.

For purposes of this opinion, we have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information expressly set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

Based upon the foregoing and upon an examination of such questions of law as we have deemed necessary or appropriate, and subject to the assumptions, exceptions and qualifications set forth herein, we advise you that, in our opinion:

1. Upon execution and delivery of the SUBI Supplement pursuant to the terms of the Origination Trust Agreement, the Trust will have the power and authority under the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”), to execute, deliver and perform its obligations under the SUBI Certificate, and the SUBI Certificate will be duly authorized by the Trust.

2. When the SUBI Certificate has been duly authorized by all necessary trust action and has been duly executed, authenticated and delivered against payment therefor as described in the Trust Agreement and as contemplated by the Registration Statement, it will be fully paid, non-assessable and validly issued and the holder thereof shall be entitled to the benefits of the Trust Agreement.

The foregoing opinions are subject to the following exceptions, qualifications and assumptions:

A. The foregoing opinions are limited to the laws of the State of Delaware currently in effect. We express no opinion with respect to (i) federal laws and rules and regulations relating thereto or (ii) state tax, insurance, securities or blue sky laws.

VW Credit Leasing, Ltd.

January 8, 2021

B. We have assumed (i) that the Trust Agreement and the Certificate of Trust will be in full force and effect and will not be amended, (ii) the due organization, formation or creation, as the case may be, and valid existence in good standing of each party (other than the Trust) to the documents examined by us under the laws of the jurisdiction governing its organization, (iii) except to the extent provided in paragraph 1 above, that each party had or will have the power and authority to execute and deliver, and to perform its obligations under, the documents examined by us, (iv) the legal capacity of natural persons who are signatories to the documents examined by us, (v) except to the extent provided in paragraph 2 above, that each party had or will have duly authorized, executed and delivered the documents examined by us, (vi) that when issued, the SUBI Certificate will contain a certificate of authentication executed by the Administrative Trustee, or an agent thereof, by manual signature, and (vii) that, upon the issuance of the SUBI Certificate, the Trust Agreement will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including, without limitation, the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate of Trust will be in full force and effect.

C. The opinion in paragraph 2 above is subject to (i) applicable bankruptcy, insolvency, liquidation, moratorium, receivership, reorganization, fraudulent transfer and similar laws or proceedings relating to and affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), (iii) applicable public policy with respect to the enforceability of provisions relating to exculpation, indemnification or contribution, and (iv) judicial imposition of an implied covenant of good faith and fair dealing.

D. Notwithstanding any provision in the Trust Agreement to the contrary, we note that upon the occurrence of an event of dissolution of the Trust or a series thereof, the Trust cannot make any payments or distributions to the beneficial owners of the Trust or applicable series thereof until creditors’ claims are either paid in full or reasonable provision for payment thereof has been made.

E. We express no opinion with respect to (i) provisions of a document reviewed by us to the extent that such provisions purport to bind a person or entity that is not a party to such document, (ii) transfer restrictions in a document reviewed by us to the extent that a transfer occurs by operation of law, (iii) any provisions in the Trust Agreement that purport to restrict any right that a party may have to apply for a judicial dissolution of the Trust or (iv) the limitation on liabilities of separate series of the Trust as provided in Section 3804(a) of the Act.

F. With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as copies conform with the original copies of those documents, (iv) the documents, in the forms submitted to us for our review, have not been and will not be altered or amended in any respect material to our opinions expressed herein, and (v) in connection with the documents of which we have received a form, that all blanks contained in such documents have been properly and appropriately completed, and optional provisions included in such documents have been properly and appropriately selected.

VW Credit Leasing, Ltd.

January 8, 2021

G. We have not participated in the preparation of the Registration Statement (other than this opinion) or any other offering materials with respect to the Trust and assume no responsibility for their contents, except for this opinion.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the use of our name in the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Richards, Layton & Finger, PA

RJF/KAC